Prudential Investment Portfolios, Inc. 15
Semi-Annual period ending 2-28-15
File No. 811-02896


SUB-ITEM 77-C
Submission of Matters to a Vote of Security Holders
Results of Proxy Voting (Unaudited)
At the special meeting of shareholders held on November 26, 2014, shareholders of the Prudential Investment Portfolios, Inc. 15 which is comprised of Prudential High Yield Fund and Prudential Short Duration High Yield Income Fund (collectively, the "Funds"), approved the following proposal. Shareholders of all Funds voted together on the proposal:

To elect twelve Directors:

(a) Ellen S. Alberding;


           SHARES VOTED    % OF VOTED   % OF TOTAL
FOR       534,964,819.251    98.642%      74.296%
WITHHELD   7,370,076.333      1.358%       1.023%

 (b) Kevin J. Bannon;

           SHARES VOTED    % OF VOTED   % OF TOTAL
FOR      535,533,105.530    98.746%     74.375%
WITHHELD   6,807,790.054     1.254%      0.944%

(c) Linda W. Bynoe;

           SHARES VOTED    % OF VOTED   % OF TOTAL
FOR      534,984,832.950    98.645%     74.299%
WITHHELD   7,350,062.634     1.355%      1.020%

(d) Keith F. Hartstein;

           SHARES VOTED    % OF VOTED   % OF TOTAL
FOR      535,517,822.194    98.744%      74.373%
WITHHELD   6,817,073.390     1.256%       0.946%

(e) Michael S. Hyland;

           SHARES VOTED    % OF VOTED   % OF TOTAL
FOR      535,407,104.783     98.723%     74.357%
WITHHELD   6,927,790.801      1.277%      0.962%

(f) Stephen P. Munn;

           SHARES VOTED    % OF VOTED   % OF TOTAL
FOR      535,139,031.831    98.674%      74.320%
WITHHELD     574,352.710     1.326%       0.999%

(g) James E. Quinn;

           SHARES VOTED    % OF VOTED   % OF TOTAL
FOR      535,241,487.863    98.693%      74.334%
WITHHELD   7,093,407.721     1.307%       0.985%

(h) Richard A. Redeker;

           SHARES VOTED    % OF VOTED   % OF TOTAL
FOR      535,207,216.660    98.686%      74.330%
WITHHELD   7,127,678.924     1.314%       0.989%

(i) Stephen G. Stoneburn;

           SHARES VOTED    % OF VOTED   % OF TOTAL
FOR      535,376,077.957    98.717%      74.353%
WITHHELD   6,958,817.627     1.283%       0.966%

(j) Stuart S. Parker;

           SHARES VOTED    % OF VOTED   % OF TOTAL
FOR      535,425,197.727     98.726%     74.360%
WITHHELD   6,909,697.857      1.274%      0.959%

(k) Scott E. Benjamin; and

           SHARES VOTED    % OF VOTED   % OF TOTAL
FOR      535,425,002.394    98.726%      74.360%
WITHHELD   6,909,893.190     1.274%       0.959%

(l) Grace C. Torres.

           SHARES VOTED    % OF VOTED   % OF TOTAL
FOR      535,360,477.097    98.715%      74.351%
WITHHELD   6,974,418.487     1.285%       0.968%

The special meeting of shareholders of the Prudential High Yield Fund (the "Fund") held on November 26, 2014, was adjourned to December 3, 2014, and further adjourned to December 10, 2014, and January 9, 2015 to permit further solicitation of proxies on the proposals noted below.

An abstention or a broker non-vote is considered present for purposes of determining a quorum but has the effect of a vote against such matters. At the special meeting of shareholders held on January 9, 2015, insufficient votes were obtained to approve the following proposals:

Proposal 1: To permit PI to enter into or make material changes to the Fund's subadvisory agreements with subadvisers that are wholly-owned subsidiaries of PI or a sister company of PI (wholly-owned subadvisers) without shareholder approval.

                    SHARES VOTED    % OF VOTED   % OF TOTAL
FOR               177,863,720.233    44.924%      31.463%
AGAINST            12,447,792.226     3.144%       2.202%
ABSTAIN             6,547,904.622     1.654%       1.158%
BROKER NON-VOTE   199,064,715.941    50.278%      35.214%

TOTAL              31,712,248.331   100.000%      70.037%

Proposal 2: To designate the Fund's investment objective as a non-fundamental policy of the Fund, meaning that the Fund's investment objective could be changed with the approval of the Fund's Board of Directors, but without shareholder approval.

                    SHARES VOTED    % OF VOTED   % OF TOTAL
FOR               153,968,492.660     38.889%      27.236%
AGAINST            35,251,268.279      8.904%       6.236%
ABSTAIN             7,639,655.142      1.929%       1.351%
BROKER NON-VOTE   199,064,715.941     50.278%      35.214%

TOTAL              31,712,248.331    100.000%      70.037%